Exhibit 99.1
Investor contact:
Allison Wey
Senior Director
Investor Relations and Corporate Affairs
Par Pharmaceutical Companies, Inc.
(201) 802-4000
STRATIVA PHARMACEUTICALS, THE PROPRIETARY PRODUCTS DIVISION OF
PAR PHARMACEUTICAL, PROVIDES AN UPDATE ON DEVELOPMENT STATUS
OF PAFURAMIDINE AND OTHER IN-LICENSED PRODUCTS
Pafuramidine on Clinical Hold
Loramyc® Completes Patient Enrollment Ahead of Schedule
ZensanaTM Reformulation Complete, Resubmission on Target
Woodcliff Lake, N.J., December 28, 2007 - Par Pharmaceutical Companies, Inc. (NYSE: PRX) today provided an update on the development status of its three, in-licensed, proprietary pipeline products: pafuramidine, Loramyc® (miconazole Lauriad®), and ZensanaTM (ondansetron). These three products represent the current product pipeline of Strativa Pharmaceuticals, Par’s proprietary products division.
Pafuramidine maleate for pneumocystis pneumonia (PCP) in AIDS patients:
In June 2007, Par Pharmaceutical, Inc. entered into an exclusive licensing agreement under which Par received commercialization rights in the U.S. to Immtech Pharmaceuticals’ Phase III lead oral drug candidate, pafuramidine maleate, for the treatment of pneumocystis pneumonia (PCP) in AIDS patients.
Earlier this week, Immtech Pharmaceuticals, Inc. announced that after discussion with the U.S. Food and Drug Administration (FDA), the pafuramidine program has been placed on clinical hold. In preliminary findings from an in-progress safety study at a South African site, abnormal laboratory values were found in several volunteers following treatment with pafuramidine.
In this South African safety study volunteers were dosed with pafuramidine 100 mg or placebo twice daily for 14 days. The subjects are undergoing close monitoring for any changes in the status of their liver function. No subject has required any treatment or hospitalization for the abnormalities to date. This evaluation will continue until patients stabilize or return to baseline status. At that time, Immtech and the independent experts in liver toxicity will prepare a summary of the available safety data and recommendations for presentation to the FDA. The clinical hold may be released after FDA has received satisfactory data regarding the safety of pafuramidine.
In return for the commercialization rights to pafuramidine, Par paid Immtech an initial payment of $3 million, which Par incurred as Research & Development (R&D) expense in 2007. Should pafuramidine advance through its ongoing Phase III clinical trials and U.S. regulatory review and approval, Par will pay Immtech up to $29 million in development milestones.
Loramyc® (miconazole Lauriad®) for the treatment of oropharyngeal candidiasis:
In July 2007, Par Pharmaceutical, Inc. entered into an exclusive licensing agreement under which Par received commercialization rights in the U.S. to BioAlliance Pharma’s Loramyc® (miconazole Lauriad®). Loramyc® is an innovative antifungal therapy in Phase III development for the treatment of oropharyngeal candidiasis, an opportunistic infection commonly found in immunocompromised patients, including those with HIV and cancer.
Loramyc®, which received marketing authorization in France in October 2006, is an antifungal delivered in a mucoadhesive buccal tablet, enabling an early and extended release of the active ingredient at the site of infection, with once-daily dosing.
Patient enrollment has been completed in the pivotal Phase III clinical trial intended to support U.S. registration. Trial results are expected in the first half of 2008 and a new drug application is expected to be submitted to FDA in the second half of 2008.
In return for the commercialization rights to Loramyc®, Par paid BioAlliance an initial payment of $15 million, which Par incurred as R&D expense in 2007. Upon FDA approval of the product, Par will also pay BioAlliance $20 million. In addition to royalties on sales, BioAlliance may receive milestone payments on future sales.
ZensanaTM (ondansetron HCI) Oral Spray:
In August 2007, Par Pharmaceutical, Inc. acquired the North American commercial rights to ZensanaTM from Hana Biosciences, Inc. Ondansetron is used to prevent nausea and vomiting after chemotherapy, radiation and surgery. Following successful development and approval, ZensanaTM could be among the first in its class of 5-HT3 antagonist anti-emetic therapies to be available in an oral spray form.
Under a development agreement with Novadel Pharma, Inc., Par has completed its reformulation of ZensanaTM and is preparing for the requisite studies to reconfirm the product’s pharmacokinetic profile and confirm stability acceptability. These studies are expected to be completed by the end of 2008 with an NDA to be filed shortly thereafter.
In return for the North American commercial rights to ZensanaTM, Par made a $5 million equity investment in Hana. In addition, Hana may receive future milestone payments and royalties on future sales of the product.

John MacPhee, president of Strativa Pharmaceuticals, said, “We are excited about our current pipeline and look forward to bringing these innovative treatment options to patients and their healthcare providers. In addition, we will continue to pursue products that leverage our commercial presence and expertise in supportive care in oncology and AIDS.”
About Strativa
Strativa Pharmaceuticals is the proprietary products division of Par Pharmaceutical, Inc. Supported by Par’s financial and organizational capabilities including substantial cash resources, Strativa Pharmaceuticals is committed to developing and marketing novel prescription drugs. Its initial focus is on supportive care therapeutics in HIV and oncology. Drawing on the specialty products expertise of its staff, Strativa possesses the resources to prepare products for introduction and to help ensure their success after launch. For additional information, please visit www.strativapharma.com
About Par Pharmaceutical
Par Pharmaceutical, Inc. develops, manufactures and markets generic drugs and innovative branded pharmaceuticals for specialty markets. For press release and other company information, visit www.parpharm.com
About Immtech
Immtech Pharmaceuticals, Inc. is focused on developing and commercializing drugs to treat infectious diseases. Immtech has advanced clinical programs that include new oral treatments for Pneumocystis pneumonia (PCP), malaria, and trypanosomiasis (African sleeping sickness), and a well defined, expanding library of compounds targeting Hepatitis C, fungal infections, bacterial infections and other serious diseases. Immtech holds exclusive worldwide licenses to certain patents, patent applications and technology for products derived from a proprietary pharmaceutical platform. For additional information, visit http://www.immtechpharma.com
About BioAlliance Pharma
BioAlliance Pharma SA is a specialty pharmaceutical company focused on the development of innovative therapeutics targeting drug resistance in cancer, HIV and opportunistic infections. For press release and other company information, visit www.bioalliancepharma.com.
About NovaDel Pharma
NovaDel Pharma Inc. is a specialty pharmaceutical company developing oral spray formulations of a broad range of marketed therapeutics. The Company’s proprietary technology enables rapid delivery of drugs into the bloodstream, which results in faster onset of action and potential patient benefits in compliance, convenience and safety. NovaDel’s most advanced candidates target nausea, insomnia, migraine headaches and disorders of the central nervous system. For more information, visit www.novadel.com.

About Hana Biosciences
Hana Biosciences, Inc. is a South San Francisco, Calif.-based biopharmaceutical company focused on acquiring, developing, and commercializing innovative products to advance cancer care. Additional information on Hana Biosciences can be found at www.hanabiosciences.com.
Safe Harbor Statement
Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. To the extent any statements made in this news release contain information that is not historical, these statements are essentially forward-looking and, as such, are subject to risks and uncertainties, including the extent and impact of litigation arising out of the accounting issues described in the Company’s filings with the Securities and Exchange Commission (SEC), the difficulty of predicting FDA filings and approvals, acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, new product development and launch, reliance on key strategic alliances, uncertainty of patent litigation filed against the Company, availability of raw materials, the regulatory environment, fluctuations in operating results and other risks and uncertainties detailed from time to time in the company’s filings with the SEC, such as the Company’s reports on Form 10-K, Form 10-Q and Form 8-K, and amendments thereto. Any forward-looking statements included in this press release are made as of the date hereof only, based on information available to the Company as of the date hereof, and, subject to any applicable law to the contrary, the Company assumes no obligation to update any forward-looking statements.
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